Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-280421) and Form S-8 (No. 333-273538) of Greenlight Capital Re, Ltd. and in the related Prospectus of our report dated March 9, 2026, with respect to the financial statements of Solasglas Investments, LP, included in this Annual Report (Form 10-K filing) for the year ended December 31, 2025.

/s/ Ernst & Young Ltd.
Grand Cayman, Cayman Islands
March 9, 2026

A member firm of Ernst & Young Global Limited